As filed with the Securities and Exchange Commission on May 10, 2024

Registration No. 333-269868

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDICENNA THERAPEUTICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Canada	N/A
(Province or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number, if applicable)

2 Bloor St. W., 7th Floor Toronto, Ontario M4W 3E2, Canada (416) 648-5555
(Address and telephone number of Registrant’s principal executive offices)

C T Corporation 28 Liberty Street New York, New York 10005 1-212-894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)

Charles-Antoine Soulière McCarthy Tétrault LLP 500, Grande Allée Est 9e étage Québec City, Québec G1R 2J7 Canada Telephone: (418) 521-3028	David Hyman Medicenna Therapeutics Corp. 2 Bloor St. W., 7th Floor Toronto, Ontario M4W 3E2 Canada Telephone: (416) 648-5555	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale to the public:

Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.          ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.          ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.          ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.          ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.           ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) relates to the Registration Statement on Form F-3 (No. 333-269868) initially filed with the Securities and Exchange Commission (the “Commission”) by Medicenna Therapeutics Inc. (the “Registrant”) on February 17, 2023 (the “Registration Statement”), pertaining to the registration of offers and sales by the Registrant of up to US$100,000,000 of common shares, preferred shares, subscription receipts, warrants and/or units (all of the foregoing collectively, the “Securities”) from time to time in one or more offerings. No Securities were sold under the Registration Statement.

The Registrant is terminating all offerings of its securities pursuant to the Registration Statement. The Registrant, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this post-effective amendment on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, May 10, 2024.

Medicenna Therapeutics Corp.
By:	/s/ Fahar Merchant
Name: Fahar Merchant
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment on Form F-3 has been signed by the following persons in the capacities indicated on May 10, 2024.

Signature	Title

/s/ Fahar Merchant	President, Chief Executive Officer and Chairman
Fahar Merchant	(principal executive officer)

/s/ David Hyman	Chief Financial Officer
David Hyman	(principal financial and accounting officer)

*	Lead Director
Albert G. Beraldo

*	Director
Karen Dawes

*	Director
Dr. John Geltosky

*	Director
John H. Sampson

* By: /s/ Fahar Merchant

Fahar Merchant

Attorney-in-Fact

May 10, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this post-effective amendment on Form F-3, solely in the capacity of the duly authorized representative of Medicenna Therapeutics Corp. in the United States, on May 10, 2024.

MEDICENNA BIOPHARMA INC.
(a Delaware Corporation)

By:	/s/ Fahar Merchant
Name:	Fahar Merchant
Title:	Chief Financial Officer